October 2025

Pricing Supplement No. 11,320

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 29, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund (each referred to as an “underlying” or a “Fund”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of the maturity date or automatic call if, and only if, the closing price of the lowest performing underlying on the calculation day for that quarter is greater than or equal to its coupon threshold price. However, if the closing price of the lowest performing underlying on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon for the relevant quarter. If the closing price of the lowest performing underlying is less than its coupon threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold price for each underlying is equal to 75% of its starting price. The contingent coupon rate is 10.25% per annum.

￭Automatic Call. Beginning after six months, the securities will be automatically called if the closing price of each underlying on any of the calculation days (other than the final calculation day) is greater than or equal to its respective starting price for a cash payment equal to the face amount plus a final contingent coupon payment. No further payments will be made on the securities once they have been called.

￭Potential Loss of Principal. If the securities are not automatically called, you will receive the face amount at maturity if, and only if, the closing price of each underlying on the final calculation day is greater than or equal to its respective downside threshold price. If the closing price of any underlying on the final calculation day is less than its respective downside threshold price, investors will be fully exposed to the decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 75% of the face amount of the securities and could be zero.

￭Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective coupon threshold price or respective downside threshold price of any underlying will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if the other underlyings have appreciated or have not declined as much.

￭The securities are for investors who are willing to risk their principal based on the lowest performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

￭Investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is $967.70 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$3,383,000	$78,654.75	$3,304,345.25

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Index Supplement dated November 16, 2023
Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 2, 2028, subject to postponement if the final calculation day is postponed
Underlyings:	Energy Select Sector SPDR® Fund (the “XLE Shares”), Financial Select Sector SPDR® Fund (the “XLF Shares”) and the Health Care Select Sector SPDR® Fund (the “XLV Shares”)
Share underlying indices:

With respect to the XLE Shares, the S&P® Energy Select Sector Index

With respect to the XLF Shares, the S&P® Financial Select Sector Index

With respect to the XLV Shares, the S&P® Health Care Select Sector Index

Share underlying index publisher:	With respect to each of the underlyings, S&P® Dow Jones Indices LLC, or any successor thereof
Contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing underlying on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing price of the lowest performing underlying on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the lowest performing underlying is less than its coupon threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable calculation day; provided that the contingent coupon payment date for the final calculation day is the maturity date.*
Contingent coupon rate:	The “contingent coupon rate” is 10.25% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any calculation day (other than the final calculation day), beginning in April 2026, the closing price of each underlying is greater than or equal to its respective starting price, the securities will be automatically called for a cash payment per security equal to the face amount plus a final contingent coupon payment on the related call settlement date.

The securities will not be automatically called on any call settlement date if the closing price of any underlying is below its respective starting price on the related calculation day.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the closing price of any underlying on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of any underlying.

Calculation days:

Quarterly, on the 29th of each January, April, July and October, commencing in January 2026 and ending on the final calculation day. We also refer to the October 2028 calculation day as the final calculation day.**

Call settlement date:	Three business days after the applicable calculation day.**
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment, if payable). The “maturity payment amount” per security will equal:

●if the closing price of each underlying on the final calculation day is greater than or equal to its respective downside threshold price:

$1,000; or

October 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

●if the closing price of any underlying on the final calculation day is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying on the final calculation day

Under these circumstances, you will lose more than 25%, and possibly all, of your investment.

Lowest performing underlying:	On any calculation day, the underlying with the lowest performance factor on that calculation day
Performance factor:	With respect to each underlying, on any calculation day, the closing price on such calculation day divided by the starting price
Closing price:

The “closing price” for one share of each Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the product of (i) the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading, and (ii) the adjustment factor applicable to such Fund on such trading day.

Starting price:

With respect to the Energy Select Sector SPDR® Fund: $88.01, its closing price on the pricing date.

With respect to the Financial Select Sector SPDR® Fund: $52.09, its closing price on the pricing date.

With respect to the Health Care Select Sector SPDR® Fund: $143.98, its closing price on the pricing date.

Ending price:	With respect to each Fund, the respective closing price on the final calculation day.
Coupon threshold price:

With respect to the Energy Select Sector SPDR® Fund: $66.0075, which is equal to 75% of its starting price.

With respect to the Financial Select Sector SPDR® Fund: $39.0675, which is equal to 75% of its starting price.

With respect to the Health Care Select Sector SPDR® Fund: $107.985, which is equal to 75% of its starting price.

Downside threshold price:

With respect to the Energy Select Sector SPDR® Fund: $66.0075, which is equal to 75% of its starting price.

With respect to the Financial Select Sector SPDR® Fund: $39.0675, which is equal to 75% of its starting price.

With respect to the Health Care Select Sector SPDR® Fund: $107.985, which is equal to 75% of its starting price

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	October 29, 2025
Original issue date:	November 3, 2025 (3 business days after the pricing date)
Adjustment factor:

The “adjustment factor” means, with respect to each Fund, 1.0, subject to adjustment in the event of certain events affecting such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

CUSIP / ISIN:	61779PXE0 / US61779PXE05
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

October 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $967.70.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold prices and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

October 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028 (the “securities”) may be appropriate for investors who:

￭Seek an investment with contingent coupon payments at a rate of 10.25% per annum until the earlier of the maturity date or automatic call, if, and only if, the closing price of each underlying on the applicable quarterly calculation day is greater than or equal to 75% of its starting price;

￭Understand that if the closing price of any underlying on the final calculation day has declined by more than 25% from its starting price, they will be fully exposed to the decline in the lowest performing underlying from its starting price and will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

￭Are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭Understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlyings;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo participation in any appreciation of any underlying, fixed interest payments on the securities and dividends on the underlyings; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that the closing price of any underlying on the final calculation day may decline by more than 25% from its respective starting price to its closing price on the final calculation day, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Seek exposure to the upside performance of any or each underlying;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Energy Select Sector SPDR® Fund Overview” “Financial Select Sector SPDR® Fund Overview” and “Health Care Select Sector SPDR® Fund Overview” below.

October 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing price of the lowest performing underlying on the related quarterly calculation day.

Step 1: Determine which underlying is the lowest performing underlying on the relevant determination. The lowest performing underlying on any calculation day is the underlying with the lowest performance factor on that calculation day. The performance factor of an underlying on a calculation day is its closing price on that calculation day as a percentage of its starting price (i.e., its closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the closing price of the lowest performing underlying on the relevant calculation day, as follows:

October 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying on the final calculation day. The lowest performing underlying on the final calculation day is the underlying with the lowest performance factor on the final calculation day. The performance factor of an underlying on the final calculation day is its closing price as a percentage of its starting price (i.e., its closing price on the final calculation day divided by its starting price).

Step 2: Calculate the maturity payment amount based on the closing price of the lowest performing underlying on the final calculation day, as follows:

October 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the maturity payment amount on the securities for a range of hypothetical performances of the lowest performing underlying from its respective starting price to its respective closing price on the final calculation day. The hypothetical payout profile excludes any hypothetical contingent coupon payments.

The lowest performing underlying
The securities
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000
Face amount
25%
contingent
downside
protection
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
-25%
Percentage change from the starting price to the ending price of the lowest performing underlying on the final calculation day

October 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid with respect to a calculation day and how to calculate the payment at maturity, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the closing price of each underlying on each calculation day, and the amount you will receive at maturity, if any, will be determined by reference to the closing price of each underlying on the final calculation day. The actual starting price, coupon threshold price and downside threshold price for each underlying are set forth under “Final Terms” above. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Contingent coupon payment: On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing underlying on the related calculation day is greater than or equal to its coupon threshold price. If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 10.25% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect the contingent quarterly coupon rate of 10.25% (corresponding to $25.625 per quarter per security**).

Hypothetical starting price: With respect to the XLE Shares: $100

 With respect to the XLF Shares: $100

 With respect to the XLV Shares: $100

Hypothetical coupon threshold price: With respect to the XLE Shares: $75, which is 75% of its hypothetical starting price

     With respect to the XLF Shares: $75, which is 75% of its hypothetical starting price

     With respect to the XLV Shares: $75, which is 75% of its hypothetical starting price

Hypothetical downside threshold price: With respect to the XLE Shares: $75, which is 75% of its hypothetical starting price

     With respect to the XLF Shares: $75, which is 75% of its hypothetical starting price

     With respect to the XLV Shares: $75, which is 75% of its hypothetical starting price

* The hypothetical starting price of $100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying. The actual starting prices, coupon threshold prices and downside threshold prices are set forth under “Final Terms” above. For historical data regarding the actual closing prices of the underlyings, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $25.625 is used in these examples for ease of analysis.

October 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

How to determine whether a contingent coupon payment is payable with respect to a calculation day:

Date	XLE Shares Closing Price	XLF Shares Closing Price	XLV Shares Closing Price	Contingent Coupon Payment (per Security)
Hypothetical Calculation Day 1	$125 (at or above the coupon threshold price)	$130 (at or above the coupon threshold price)	$135 (at or above the coupon threshold price)	$25.625
Hypothetical Calculation Day 2	$50 (below the coupon threshold price)	$95 (at or above the coupon threshold price)	$120 (at or above the coupon threshold price)	$0
Hypothetical Calculation Day 3	$50 (below the coupon threshold price)	$65 (below the coupon threshold price)	$110 (at or above the coupon threshold price)	$0
Hypothetical Calculation Day 4	$55 (below the coupon threshold price)	$60 (below the coupon threshold price)	$65 (below the coupon threshold price)	$0

On hypothetical calculation day 1, the closing price of each underlying is at or above the respective coupon threshold price. Therefore, a contingent coupon payment of $25.625 is paid on the relevant contingent coupon payment date.

On each of hypothetical calculation days 2 and 3, at least one underlying closes at or above its respective coupon threshold price, but one or both of the other underlyings close below their respective coupon threshold prices. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 4, each underlying closes below its respective coupon threshold price, and, accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

If the closing price of any underlying is less than its respective coupon threshold price on each calculation day, you will not receive any contingent coupon payments for the entire term of the securities.

How to calculate the payment investors will receive at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the closing price of each underlying is greater than or equal to its starting price on any calculation day, the securities will be automatically called for a cash payment per security equal to the face amount plus a final contingent coupon payment.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity

	XLE Shares Closing Price on Final Calculation Day	XLF Shares Closing Price on Final Calculation Day	XLV Shares Closing Price on Final Calculation Day	Maturity Payment Amount (per Security)
Example 1:	$130 (at or above its downside threshold price and coupon threshold price)	$140 (at or above its downside threshold price and coupon threshold price)	$142 (at or above its downside threshold price and coupon threshold price)	$1,025.625 (the face amount plus the final contingent coupon payment)
Example 2:	$115 (at or above its downside threshold price)	$40 (below its downside threshold price)	$120 (at or above its downside threshold price)	$1,000 × ($40 /$100) = $400
Example 3:	$20 (below its downside threshold price)	$80 (at or above its downside threshold price)	$120 (at or above its downside threshold price)	$1,000 × ($20 / $100) = $200
Example 4:	$60 (below its downside threshold price)	$50 (below its downside threshold price)	$20 (below its downside threshold price)	$1,000 × ($20 / $100) = $200

October 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

In example 1, the closing price of each underlying on the final calculation day is at or above its respective downside threshold price and coupon threshold price. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, in addition to the final contingent coupon payment. Investors do not participate in any appreciation in any underlying.

In example 2, the closing prices of two of the underlyings on the final calculation day are at or above their downside threshold prices, but the closing price of the other underlying on the final calculation day is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the XLF Shares, which represent the lowest performing underlying in this example.

In example 3, the closing prices of two of the underlyings on the final calculation day are at or above their downside threshold prices and the closing price of the other underlying on the final calculation day is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the XLE Shares, which represent the lowest performing underlying in this example.

In example 4, the closing price of each underlying on the final calculation day is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the XLV Shares, which represent the lowest performing underlying in this example.

If the closing price of any underlying on the final calculation day is below its respective downside threshold price, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 75% of the face amount per security and could be zero.

October 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the closing price of any underlying on the final calculation day is less than its respective downside threshold price of 75% of its starting price, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the closing price of each underlying is at or above its respective coupon threshold price on the related calculation day. If the closing price of any underlying is lower than its coupon threshold price on the relevant calculation day for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. It is possible that the closing price of any underlying will be less than its respective coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon payment, if any, is based on the value of each underlying on only the related quarterly calculation day at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the closing price of each underlying on the relevant quarterly calculation day. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of each underlying on the quarterly calculation days, if the closing price of any underlying on any calculation day date is below the coupon threshold price for such underlying, you will not receive the contingent coupon payment for the related interest period, even if the price of such underlying was at or above its respective coupon threshold price on other days during that interest period, and even if the closing prices(s) of one or both of the other underlyings are at or above their respective coupon threshold price(s).

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the starting price for such underlying, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each calculation day on which the closing price of each underlying is greater than or equal to its respective coupon threshold price, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting price, coupon threshold price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings,

October 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

owhether the closing price of any underlying has been below its respective coupon threshold price on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the price of each underlying,

odividend rates on the underlyings or stocks composing the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold price, and especially if any underlying has closed near or below its downside threshold price, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying based on its historical performance. The price of any underlying may decrease and be below the respective coupon threshold price for such underlying on each calculation day so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold price(s) on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the closing price of each underlying will be at or above the respective coupon threshold price on any calculation day so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold price on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “Energy Select Sector SPDR® Fund Overview” “Financial Select Sector SPDR® Fund Overview” and “Health Care Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

October 2025 Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlyings, the share underlying indices or stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough

October 2025 Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the coupon threshold prices and the downside threshold prices and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of a closing price in the event of a market disruption event or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Payment Dates, “—Calculations and Calculation Agent” and “—Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the share underlying indices), including trading in the underlyings and in other instruments related to the underlyings or share underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the share underlying indices and other financial instruments related to the share underlying indices and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying, and, therefore, could increase (i) the price at or above which such underlying must close on the calculation days so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment (depending also on the performance of the other underlyings), (ii) the price at or above which such underlying must close on each calculation day in order for you to earn a contingent coupon payment (depending also on the performance of the other underlyings) and (iii) the price at or above which such underlying must close on the final calculation day so that you are not exposed to the negative performance of the lowest performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than two business days prior to the maturity date, the maturity date of the securities will be postponed to the second business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

October 2025 Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent coupon payments, each underlying must close at or above its respective coupon threshold price on the applicable calculation day. In addition, if the securities have not been called and any underlying has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 75% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risks of receiving no contingent coupon payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent coupon payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon threshold price on any calculation day, and below its downside threshold price on the final calculation day, than if the securities were

October 2025 Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

linked to only one underlying. Therefore, it is more likely that you will not receive any contingent coupon payments and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its starting price on a quarterly calculation day in order for the securities to be called prior to maturity, the securities are less likely to be called on any call settlement date than if the securities were linked to just one underlying.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the securities is linked to the performance of the XLF Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the Financial Select Sector SPDR® Fund, have been and may continue to be subject to severe price competition. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

October 2025 Page 17

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the health care sector. The stocks included in the Health Care Select Sector Index and that are generally tracked by the XLV Shares are stocks of companies whose primary business is directly associated with the health care sector. Because the value of the securities is linked to the performance of the XLV Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the health care sector.

Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. These factors could affect the health care sector and could affect the value of the securities held by the Health Care Select Sector SPDR® Fund and the value of the Health Care Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of the securities.

￭The performance and market price of the underlyings, particularly during periods of market volatility, may not correlate with the performance of the share underlying indices, the performance of the component securities of the share underlying indices or the net asset value per share of the underlyings. The underlyings do not fully replicate the share underlying indices and may hold securities that are different than those included in the share underlying indices. In addition, the performance of the underlyings will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of the underlyings and the share underlying indices. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting the underlyings may impact the variance between the performances of underlyings and the share underlying indices. Finally, because the shares of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlyings may differ from the net asset value per share of the underlyings. In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting the underlyings may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying, and their ability to create and redeem shares of the underlyings may be disrupted. Under these circumstances, the market price of shares of the underlyings may vary substantially from the net asset value per share of the underlyings or the level of the share underlying indices.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

October 2025 Page 18

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

￭Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the final calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

￭The anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

October 2025 Page 19

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the XLE Shares for the period from January 1, 2020 through October 29, 2025. The closing price of the XLE Shares on October 29, 2025 was $88.01. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLE Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLE Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLE Shares at any time, including on the calculation days.

Shares of the Energy Select Sector SPDR® Fund – Daily Closing Prices January 1, 2020 to October 29, 2025

This document relates only to the securities referenced hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates

October 2025 Page 20

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

October 2025 Page 21

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the XLF Shares for the period from January 1, 2020 through October 29, 2025. The closing price of the XLF Shares on October 29, 2025 was $52.09. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLF Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLF Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLF Shares at any time, including on the calculation days.

Shares of the Financial Select Sector SPDR® Fund – Daily Closing Prices January 1, 2020 to October 29, 2025

This document relates only to the securities referenced hereby and does not relate to the XLF Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the

October 2025 Page 22

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Financial Select Sector Index. The Financial Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes component stocks in industries such as banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance. For more information, see “S&P® Select Sector Indices—Financial Select Sector Index” in the accompanying index supplement.

October 2025 Page 23

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Health Care Select Sector SPDR® Fund Overview

The Health Care Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Health Care Select Sector SPDR® Fund. The Health Care Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Health Care Select Sector Index. It is possible that this fund may not fully replicate the performance of the Health Care Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Health Care Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the XLV Shares for the period from January 1, 2020 through October 29, 2025. The closing price of the XLV Shares on October 29, 2025 was $143.98. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLV Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLV Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLV Shares at any time, including on the calculation days.

Shares of the Health Care Select Sector SPDR® Fund – Daily Closing Prices January 1, 2020 to October 29, 2025

This document relates only to the securities referenced hereby and does not relate to the XLV Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLV Shares (and therefore the price of the XLV Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with

October 2025 Page 24

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

respect to the XLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLV Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Health Care Select Sector Index. The Health Care Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the health care sector of the S&P 500® Index. The Health Care Select Sector Index includes component stocks in industries such as health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; biotechnology; and life sciences tools and services. For more information, see “S&P® Select Sector Indices—Health Care Select Sector Index” in the accompanying index supplement.

October 2025 Page 25

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

Tax Consequences to U.S. Holders

Assuming the treatment of the securities as set forth above is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

As discussed under “United States Federal Taxation— Possible Alternative Tax Treatments of an Investment in the Securities” in the accompanying product supplement for principal at risk securities, alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities.

Tax Consequences to Non-U.S. Holders

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

October 2025 Page 26

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this

October 2025 Page 27

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due November 2, 2028

offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

October 2025 Page 28